UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Xeris Biopharma Holdings, Inc. ("Xeris" or the "Company") completed its acquisition (the "Acquisition") of Strongbridge Biopharma plc, an Irish public limited company (“Strongbridge”) on October 5, 2021 (the "Acquisition Closing Date"). Upon completion of the Acquisition, (a) the Company acquired Strongbridge by means of a scheme of arrangement (the “Scheme”) under Irish law pursuant to which the Company acquired all of the outstanding ordinary shares of Strongbridge (“Strongbridge Shares”) in exchange for (i) 0.7840 of a share of the Company's common stock (“Company Shares”) and cash in lieu of fractions of Company Shares in exchange for each Strongbridge Share held by such Strongbridge shareholders and (ii) one (1) non-tradeable contingent value right (“CVR”), worth up to a maximum of $1.00 per Strongbridge Share settleable in cash, additional Company Shares, or a combination of cash and additional Company Shares, at the Company's sole election and (b) Wells MergerSub, Inc. merged with and into Xeris Pharmaceuticals, Inc. ("Xeris Pharma") with Xeris Pharma as the surviving corporation in the merger (the “Merger,” and the Merger together with the Acquisition, the “Transactions”).

Upon completion of the Merger, (a) each share of Xeris Pharma common stock was assumed by the Company and converted into the right to receive one Company Share and any cash in lieu of fractional entitlements due to a Xeris Pharma shareholder and (b) each Xeris Pharma option, stock appreciation right, restricted share award and other Xeris Pharma share based award that was outstanding was assumed by the Company and converted into an equivalent equity award of the Company, which award was subject to the same number of shares and the same terms and conditions as were applicable to the Xeris Pharma award in respect of which it was issued.

This Current Report on Form 8-K is being filed in order to provide as Exhibit 99.1 hereto the unaudited consolidated financial statements of Strongbridge for the nine months ended September 30, 2021, and as Exhibit 99.2 hereto the unaudited pro forma condensed consolidated financial information of Xeris Pharma and Strongbridge for the nine months ended September 30, 2021. The pro forma condensed consolidated financial information included herein has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Xeris may experience after the Transactions.

The purpose of this Current Report on Form 8-K is to, among other things, file the financial statements of Strongbridge and pro forma condensed consolidated financial information discussed above, and to allow such financial information to be incorporated by reference into Xeris’s registration statements filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
The unaudited consolidated financial statements of Strongbridge as of September 30, 2021 and for the nine months ended September 30, 2021, together with the related notes to the financial statements, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro forma financial information.
The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Transactions as if it had been completed on January 1, 2020, is included in Exhibit 99.2 hereto:

•Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2021
•Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020
•Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021
•Notes to the unaudited Pro Forma Condensed Combined Financial Information

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Unaudited consolidated financial statement of Strongbridge Biopharma plc for the nine months ended September 30, 2021
99.2	Unaudited pro forma condensed combined financial information of Xeris Biopharma Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2022	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer